                                                                      EXHIBIT 19

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                        IMC HOME EQUITY LOAN OWNER TRUST
                       HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1998-6
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  DISTRIBUTION:     20-Nov-98                                           PAGE # 1






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    ORIGINAL        BEGINNING                                                       ENDING            OVER-            ENDING
      NOTE             NOTE          PRINCIPAL       INTEREST         TOTAL          NOTE       COLLATERALIZATION       LOAN
     BALANCE         BALANCE       DISTRIBUTION    DISTRIBUTION    DISTRIBUTION     BALANCE           AMOUNT           BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

 700,000,000.00  695,425,620.35    9,247,188.22    3,569,851.52   12,817,039.74  686,178,432.13    3,909,403.56     690,087,835.69


===================================================================================================================================







FACTOR INFORMATION PER $1,000            NOTE RATES


-----------------------------------------------          -------------------------
  PRINCIPAL         INTEREST      ENDING NOTE             INIT NOTE     CURR NOTE
 DISTRIBUTION     DISTRIBUTION      BALANCE                  RATE          RATE
-----------------------------------------------          -------------------------

 13.21026888       5.09978789     980.25490304             6.16000%      6.16000%

===============================================          =========================





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 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                          ADMINISTRATOR LISTED BELOW:




                                 THOMAS ROLLAUER
                         THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3881




(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK
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                        IMC HOME EQUITY LOAN OWNER TRUST
                       HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1998-6

================================================================================



    DISTRIBUTION:     20-Nov-98                                         PAGE # 2




SECTION 3.08(1)        BEGINNING NOTE ACCOUNT BALANCE                                                0.00


SECTION 3.08(2)        MONTHLY PAYMENT AMOUNT                                               12,817,039.74


SECTION 3.08(3)        OVERCOLLATERALIZATION INCREASE AMOUNT                                 1,955,110.97


SECTION 3.08(4)        INSURED PAYMENT                                                               0.00


SECTION 3.08(7)        REALIZED LOSSES                                                               0.00


SECTION 3.08(8)        OVERCOLLATERALIZATION REDUCTION AMOUNT                                        0.00



                                                                                                                    PER $1000
                                                                                                                    ---------
SECTION 3.09(a)(i)     NOTE DISTRIBUTION                                                    12,817,039.74               18.43


SECTION 3.09(a)(ii)    PRINCIPAL DISTRIBUTION
                                    INSTALLMENT PRINCIPAL COLLECTED                            560,431.89                0.81
                                    PRINCIPAL PREPAYMENTS                                    6,682,203.27                9.61
                                    OVERCOLLATERALIZATION INCREASE AMOUNT                    1,955,110.97                2.81
                                    RECOVERIES FROM PRIOR PERIODS                                    0.00                0.00
                                    OTHER                                                       49,442.09                0.07



SECTION 3.09(a)(iv)    CARRYFORWARD AMOUNT                                                           0.00


SECTION 3.09(a)(v)     INSURED PAYMENT                                                               0.00


SECTION 3.09(a)(vi)    ENDING AGGREGATE LOAN BALANCE                                       690,087,835.69
                       ENDING NUMBER OF LOANS OUTSTANDING                                          11,592


SECTION 3.09(a)(vii)   OVERCOLLATERALIZATION AMOUNT                                          3,909,403.56
                       OVERCOLLATERALIZATION DEFICIT                                                 0.00


SECTION 3.09(a)(ix)    SUBSTITUTION AMOUNTS INCLUDED IN DISTRIBUTION                                 0.00
                       LOAN PURCHASE PRICE AMTS INCLUDED IN DISTRIBUTION                        49,675.33


SECTION 3.09(a)(x)     WEIGHTED AVERAGE COUPON OF THE HOME EQUITY LOANS                          10.7507%



SECTION 3.09(a)(xiii)  THREE LARGEST MORTGAGE LOAN BALANCE OUTSTANDING                         337,157.96
                                                                                               336,371.37
                                                                                               319,278.75

(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK
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                        IMC HOME EQUITY LOAN OWNER TRUST
                       HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1998-6

================================================================================



  DISTRIBUTION:     20-Nov-98                                           PAGE # 3





SECTION 3.09(b)(i)     NUMBER AND AGGREGATE PRINCIPAL BALANCES OF DELINQUENT
                       MORTGAGE LOANS:*

                       --------------------------------------------------------
                         CATEGORY      COUNT    AGG. PRIN. BAL.     PERCENTAGE
                       --------------------------------------------------------
                        30-59 DAYS      449      26,897,302.66         3.90%
                        60-89 DAYS      137       7,588,750.05         1.10%
                         90 + DAYS       32       2,037,936.31         0.30%
                       --------------------------------------------------------

                       *The number and aggregate principal balances of
                        delinquent mortgage loans includes loans in foreclosure and bankruptcy



SECTION 3.09(b)(ii)    NUMBER OF LOANS IN FORECLOSURE                                       28

                       AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORCLOSURE         1,951,667.23



                       NUMBER OF LOANS IN FORECLOSURE THAT WERE COMMENCED
                       IN THE PRIOR MONTH                                                   26

                       AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORECLOSURE
                       THAT WERE COMMENCED IN THE PRIOR MONTH                     1,729,449.94




SECTION 3.09(b)(iii)   NUMBER OF LOANS IN BANKRUPTCY                                        24

                       AGGREGATE PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY         1,354,742.73



SECTION 3.09(b)(iii)   NUMBER OF LOANS THAT ARE "BALLOON" LOANS                           3030

                       AGG PRIN BALANCE OF LOANS THAT ARE "BALLOON LOANS"       206,272,491.21




SECTION 3.09(b)(iv)    NUMBER OF REO PROPERTIES                                              1

                       AGGREGATE PRINCIPAL BALANCE OF REO PROPERTIES                 23,962.58




SECTION 3.09(b)(v)     BOOK VALUE OF REO PROPERTY                                    33,300.00




SECTION 3.09(b)(vi)    CUMULATIVE LOSS PERCENTAGE                                  0.00000000%

                       CUMULATIVE REALIZED LOSSES                                         0.00

                       ANNUAL LOSS PERCENTAGE (ROLLING 12 MONTH)                   0.00000000%



SECTION 3.09(b)(vii)   60+ DELINQUENCY PERCENTAGE (ROLLING SIX MONTH)              1.39846675%
                       60+ DELINQUENT LOANS                                       9,650,648.94



(C) COPYRIGHT 1996, THE CHASE MANHATTEN BANK

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